          FIRST AMENDMENT TO CREDIT AGREEMENT

               THIS FIRST AMENDMENT TO CREDIT
          AGREEMENT (herein called this
          "Amendment") is made by and among
          Crown Central Petroleum
          Corporation, a Maryland corporation
          (the "Company"), The First National
          Bank of Boston and Texas Commerce
          Bank National Association, as
          agents for the Banks ("Agents"),
          NationsBank of Texas, N.A., as
          administrative agent and as letter
          of credit agent for the Banks (in
          such respective capacities,
          "Administrative Agent" and "Letter
          of Credit Agent"), and each of the
          banks that is a signatory to the
          Original Agreement (the
          "Banks")(the Administrative Agent,
          the Letter of Credit Agent, the
          Agents, and the Banks are
          collectively referred to herein as
          the "Bank Parties").

          110
          RECITALS

               1.   The Company and the Bank
          Parties have entered into that
          certain Credit Agreement dated as
          of September 25, 1995 (the
          "Original Agreement") for the
          purpose and consideration therein
          expressed.

               2.   The Company and the Bank
          Parties desire to amend the
          Original Agreement as expressly set
          forth herein.

               NOW, THEREFORE, in
          consideration of the premises and
          the mutual covenants and agreements
          contained herein and in the
          Original Agreement and in
          consideration of the credit which
          may hereafter be extended by the
          Banks to the Company, and for other
          good and valuable consideration,
          the receipt and sufficiency of
          which are hereby acknowledged, the
          parties hereto agree as follows:

          ARTICLE I.

          __________________________
          Definitions and References


               Section 1.1.  ________________
                             Terms Defined in

          ______________________
          the Original Agreement.  Unless the

          context otherwise requires or
          unless otherwise expressly defined
          herein, the terms defined in the
          Original Agreement shall have the
          same meanings whenever used in this
          Amendment.
               Section 1.2.  _____________
                             Other Defined

          _____
          Terms.  Unless the context

          otherwise requires, the following
          terms when used in this Amendment
          shall have the meanings assigned to
          them in this Section 1.2.

                    "Amendment" shall mean
               this First Amendment to Credit
               Agreement.

                    "Credit Agreement" shall
               mean the Original Agreement as
               amended hereby.

          ARTICLE II.

          ________________________________
          Amendments to Original Agreement


               Section 2.1.  ______________
                             New Definition.

           The following definition of "FAS
          121 Writedown" is hereby added to
          Section 1.1 of the Original
          Agreement:

                    "_________________
                     FAS 121 Writedown" shall

               mean the recognition by the
               Company of Consolidated Non-
               Cash Charges in the amount of
               $55,000,000 as reflected in
               the Company's 1995 year-end
               financial statements for an
               impairment loss in accordance
               with Statement of Financial
               Accounting Standards No. 121
               - "Accounting for the
               Impairment of Long-Lived
               Assets and for Long-Lived
               Assets to Be Disposed Of".

               Section 2.2.  _____________
                             Amendments to

          _____________
          Defined Terms.  The definition of

          "Adjusted Net Income (Loss)" in
          Section 1.1 of the Original
          Agreement is hereby amended to
          include the following subsection
          (a1) which is to be added
          immediately after subsection (a)
          and before subsection (b):

                    (a1) Consolidated Non-
                         Cash Charges of
                         $55,000,000
                         recognized pursuant
                         to the FAS 121
                         Writedown,

               Subsections (g) and (h) of the
          definition of "Cumulative Adjusted
          Liquidity Capacity" in Section 1.1
          of the Original Agreement are
          hereby amended in their entirety to
          read as follows:

          112
                    (g)  increases
                         (decreases) during
                         such Determination
                         Period in Deferred
                         Liabilities,
                         excluding decreases
                         of $13,800,000, plus
                         (minus)

                    (h)  increases
                         (decreases) in
                         Consolidated Funded
                         Debt during such
                         Determination
                         Period, but only up
                         to the level at
                         which the
                         CFD/Capital Ratio
                         equals 40%
                         (provided, however,
                         that in no event
                         will increases in
                         Consolidated Funded
                         Debt be added in
                         determining
                         Cumulative Adjusted
                         Liquidity Capacity
                         unless FIFO Tangible
                         Net Worth exceeds
                         $243,000,000 at such
                         Determination Date),
                         minus

               Section 2.3.  ________________
                             Covenants of the

          _______
          Company.  Section 8.14(c)(iii) of

          the Original Agreement is hereby
          amended in its entirety to read as
          follows:

                    (iii)  FIFO Net Worth
               must exceed $231,000,000
               immediately after such sale,
               without giving effect to any
               gain recognized upon such
               sale; and

               Section 8.19 of the Original
          Agreement is hereby amended in its
          entirety to read as follows:

                    8.19 _________________
                         FIFO Tangible Net

               _____
               Worth.  The Company shall

                                                                        113
               cause FIFO Tangible Net Worth
               to be at least $185,000,000 at
               the end of each calendar
               month.

               Section 8.20 of the Original
          Agreement is hereby amended in its
          entirety to read as follows:

                    8.20 _________________
                         CFD/Capital Ratio.

               The Company shall cause the
               CFD/Capital Ratio to be less
               than .475 to 1.0 at the end of
               each calendar month.

               Section 8.23 of the Original
          Agreement is hereby amended in its
          entirety to read as follows:

                    8.23 ___________________
                         Short-Term FIFO Net

               _____________
               Income (Loss).  The Company

               shall cause FIFO Net Income
               (Loss) to be greater than:
               (i) ($20,000,000) (i.e.,
               either to be positive or, if a
               loss, not to be a loss of more
               than $20,000,000) for the
               first three short-term
               measurement periods commencing
               on July 1, 1995 (of one month,
               two months and three months,
               respectively);
               (ii) ($20,000,000) less
               ($400,000) for each month in
               such short-term measurement
               period for each of the next
               successive twelve short-term
               measurement periods; and
               (iii) ($15,200,000) for each
               short-term measurement period
               thereafter.  As used in this
               Section 8.23, "short-term
               measurement period" means any
               period of twelve consecutive
               calendar months, provided that
               until June 30, 1996, a short-
               term measurement period shall
               be any period (from one to
               eleven months in length)
               beginning on July 1, 1995 and
               ending on the last day of a
               calendar month prior to June
               30, 1996.

               Section 8.24 of the Original
          Agreement is hereby amended in its
          entirety to read as follows:

                    8.24 _________________
                         Mid-Term FIFO Net

               _____________
               Income (Loss).  The Company

               shall cause FIFO Net Income
               (Loss) to be greater than:
               (i) ($30,000,000) (i.e.,
               either to be positive or, if a
               loss, not to be a loss of more
               than $30,000,000) for the
               first three mid-term
               measurement periods commencing
               on July 1, 1995 (of one month,
               two months and three months,
               respectively);
               (ii) ($30,000,000) less
               ($200,000) for each month in
               such mid-term measurement
               period for each of the next
               successive twenty four mid-
               term measurement periods; and
               (iii) ($25,200,000) for each
               mid-term measurement period
               thereafter.  As used in this
               Section 8.24, "mid-term
               measurement period" means any
               period of twenty-four
               consecutive calendar months,
               provided that until June 30,
               1997, a mid-term measurement
               period shall be any period
               (from one to twenty-three
               months in length) beginning on
               July 1, 1995 and ending on the
               last day of a calendar month
               prior to June 30, 1997.

          ARTICLE III.

          ___________________________
          Conditions of Effectiveness


               Section 3.1.  ______________
                             Effective Date.

           This Amendment shall become
          effective when, and only when, (i)
          Administrative Agent shall have
          received, at Administrative Agent's
          office, a counterpart of this
          Amendment executed and delivered by
          the Company, the Administrative
          Agent, the Letter of Credit Agent
          and the Majority Banks and (ii)
          Administrative Agent shall have
          additionally received such

                                                                        115
          supporting documents as
          Administrative Agent may reasonably
          request.  Upon satisfaction of such
          conditions, this Amendment shall be
          deemed to take effect as of October
          1, 1995.

          ARTICLE IV.

          ______________________________
          Representations and Warranties

               Section 4.1.  _______________
                             Representations

          _____________________________
          and Warranties of the Company.  In

          order to induce each Bank to enter
          into this Amendment, the Company
          represents and warrants to each
          Bank that:

                    (a)  The representations
               and warranties contained in
               Section 7 of the Original
               Agreement (excluding Section
               7.16) are true and correct
               (except as disclosed in the
               letter dated February 14, 1996
               from the Company to the Banks)
               and no Default or Event of
               Default exists at and as of
               February 1, 1996, in each case
               after giving effect to the
               amendments herein made.

                    (b)  The Company is duly
               authorized to execute and
               deliver this Amendment and is
               and will continue to be duly
               authorized to borrow monies
               and to perform its obligations
               under the Credit Agreement.
               The Company has duly taken all
               corporate action necessary to
               authorize the execution and
               delivery of this Amendment and
               to authorize the performance
               of the obligations of the
               Company hereunder.

                    (c)  The execution and
               delivery by the Company of
               this Amendment, the
               performance by the Company of
               its obligations hereunder and
               the consummation of the
               transactions contemplated
               hereby do not and will not
               conflict with any provision of
               law, statute, rule or
               regulation or of the articles

          116
               or certificate of
               incorporation and bylaws of
               the Company, or of any
               material agreement, judgment,
               license, order or permit
               applicable to or binding upon
               the Company, or result in the
               creation of any lien, charge
               or encumbrance upon any assets
               or properties of the Company.
                Except for those which have
               been obtained, no consent,
               approval, authorization or
               order of any court or
               governmental authority or
               third party is required in
               connection with the execution
               and delivery by the Company of
               this Amendment or to
               consummate the transactions
               contemplated hereby.

                    (d)  When duly executed
               and delivered, each of this
               Amendment and the Credit
               Agreement will be a legal and
               binding obligation of the
               Company, enforceable in
               accordance with its terms,
               except as limited by
               bankruptcy, insolvency or
               similar laws of general
               application relating to the
               enforcement of creditors'
               rights and by equitable
               principles of general
               application.

          ARTICLE V.

          _____________
          Miscellaneous


               Section 5.1.  _______________
                             Ratification of

          __________
          Agreements.  The Original Agreement

          as hereby amended is hereby
          ratified and confirmed in all
          respects.  Any reference to the
          Credit Agreement in any Loan
          Document shall be deemed to be a
          reference to the Original Agreement
          as hereby amended.  The execution,
          delivery and effectiveness of this
          Amendment shall not, except as
          expressly provided herein, operate
          as a waiver of any right, power or
          remedy of the Banks under the
          Credit Agreement, the Notes, or any
          other Loan Document nor constitute
          a waiver of any provision of the
          Credit Agreement, the Notes or any
          other Loan Document.

               Section 5.2.  ___________
                             Survival of

          __________
          Agreements.  All representations,

          warranties, covenants and
          agreements of the Company herein
          shall survive the execution and
          delivery of this Amendment and the
          performance hereof, including
          without limitation the making or
          granting of the Loans, and shall
          further survive until all of the
          Obligations are paid in full.  All
          statements and agreements contained
          in any certificate or instrument
          delivered by the Company hereunder
          or under the Credit Agreement to
          any Bank shall be deemed to
          constitute representations and
          warranties by, and/or agreements
          and covenants of, the Company under
          this Amendment and under the Credit
          Agreement.

               Section 5.3.  ______________
                             Loan Documents.

           This Amendment is a Loan Document,
          and all provisions in the Credit
          Agreement pertaining to Loan
          Documents apply hereto.

          118
               Section 5.4.  _____________
                             Governing Law.

          This Amendment shall be governed by
          and construed in accordance the
          laws of the State of New York and
          any applicable laws of the United
          States of America in all respects,
          including construction, validity
          and performance.

               Section 5.5.  ____________
                             Counterparts.

          This Amendment may be separately
          executed in counterparts and by the
          different parties hereto in
          separate counterparts, each of
          which when so executed shall be
          deemed to constitute one and the
          same Amendment.

               IN WITNESS WHEREOF, this
          Amendment is executed by the
          parties hereto.  This Amendment
          shall be dated as of February 1,
          1996 for purposes of reference but
          shall, as provided in Section 3.1
          above, take effect as of October 1,
          1995.


          CROWN CENTRAL PETROLEUM CORPORATION


          By:  /s/---Phillip W. Taff
          Name:  Phillip W. Taff
          Title: Senior Vice President
                 and Chief Financial
                 Officer



          NATIONSBANK OF TEXAS, N.A., as
          Administrative Agent, Letter of
          Credit Agent and a Bank


          By:  /s/---William D. Clift
          William D. Clift
          Senior Vice President



          THE FIRST NATIONAL BANK OF BOSTON,
          as an Agent and a Bank

                                                                        119
          By:  /s/---Michael Kane
          Name:  Michael Kane
          Title: Managing Director


          TEXAS COMMERCE BANK NATIONAL
          ASSOCIATION, as an Agent and a Bank


          By:  /s/---D. G. Mills
          Name:  D. G. Mills
          Title: Vice President


          FIRST NATIONAL BANK OF MARYLAND, as
          a Bank


          By:  /s/---Kellie M. Mathews
          Name:  Kellie M. Mathews
          Title: Vice President

          SIGNET BANK/MARYLAND, as a Bank


          By:  /s/---Janice E. Godwin
          Name:  Janice E. Godwin
          Title: Vice President



          THE BANK OF NOVA SCOTIA,
          as a Bank

          By:  /s/---John W. Campbell
          Name:  John W. Campbell
          Title: Unit Head



          DEN NORSKE BANK AS, as a Bank


          By:  /s/---Byron L. Cooley
          Name:  Byron L. Cooley
          Title: First Vice President


          By:  /s/---William V. Moyer
          Name:  William V. Moyer
          Title: Vice President



          SOCIETE GENERALE,as a Bank

          By:  /s/---Gordon Saint-Denis
          Name:  Gordon Saint-Denis
          Title: Vice President



          THE YASUDA TRUST AND BANKING
          COMPANY, LIMITED, New York Branch,
          as a Bank


          By:  /s/--- Yutaka Fujiwara
          Name:  Yutaka Fujiwara
          Title: Joint General Manager

                          -7-